Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cary Grossman

Chief Executive Officer

(713) 722-7808

cgrossman@cmgrossman.com

Coastal Bancshares Acquisition Corp. Announces Results of

Stockholder Meeting

Houston, TX, October 26, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS, CBASU, CBASW) (“Coastal” or the “Company”), a public company organized to complete a business combination with a commercial bank or bank holding company, held its stockholders’ meeting today related to the approval of the Agreement and Plan of Merger between Coastal, Coastal Merger Corp., a wholly-owned subsidiary of Coastal, and Intercontinental Bank Shares Corporation. The stockholders of Coastal did not approve the transactions contemplated by the Merger Agreement.

As a result of the outcome of the vote and provisions in Coastal’s certificate of incorporation, Coastal’s Board of Directors has determined to proceed with the liquidation of the Company.

###